EXHIBIT 10.2

FIRST AMENDMENT TO THE
PHH CORPORATION
MANAGEMENT INCENTIVE PLAN
2017 AWARD NOTICE

THIS FIRST AMENDMENT to the PHH Management Incentive Plan 2017 Award Notice (the “Award Notice”) awarded to ______________ (the “Participant”) under the PHH Corporation 2015 Management Incentive Plan (as amended from time to time, the “MIP”) and the PHH Corporation 2014 Equity and Incentive Plan (as amended from time to time, the “2014 EIP”), is made this 27th day of July, 2017. Capitalized terms used, but not defined, in this Award have the respective meanings ascribed to them in the MIP or the 2014 EIP.

INTRODUCTION

PHH Corporation (the “Company”) has previously made an award to the Participant under the MIP for the 2017 Plan Year. The award contains targets, which are attached to the Award Notice as Appendix A. The Company wishes to include a definition for the term “Excess Cash Available for Distribution by December 31, 2017,” which appears on Appendix A.

AMENDMENT

The Award Notice is amended, as of the date and year first above written, by adding to the end of Appendix A thereto the following definition:

“‘Excess Cash Available for Distribution by December 31, 2017’ means, as of December 31, 2017, the Company’s cash and cash equivalents, plus [* * *] minus [* * *], plus [* * *], minus [* * *], determined in the manner determined by the Committee.”

Except as specifically amended hereby, the Award Notice shall remain in full force and effect prior to this First Amendment.

IN WITNESS WHEREOF, the Company has signed this First Amendment as of the day and year first above written.

PHH CORPORATION

By: ___________________________
Robert B. Crowl
President and Chief Executive Officer
PHH Corporation

______________
[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.